                              MANAGEMENT AGREEMENT
                              --------------------


     THIS MANAGEMENT AGREEMENT is made and entered into as of the ___ day of __________, 1998 by and between The AGEMARK CORPORATION, A Nevada Corporation, ("Owner") and EVERGREEN MANAGEMENT, INC., a Delaware corporation ("Manager").


                                    RECITALS:

     A. owner is the owner of certain real property (the "Project") more particularly described on Exhibit "All attached hereto;

     B . Manager is well qualified to supervise, operate, and manage real property operated in the manner in which the Project will be operated;

     C. Owner desires to employ Manager to act as its agent and manager in supervising, directing and managing the operation-of the Project; and

     D. Manager is willing to furnish such services, all subject to the terms and conditions set forth in this Agreement.


                                   AGREEMENTS:

     NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants hereinafter contained, Owner and Manager hereby agree as follows:


                                    ARTICLE I
                               CERTAIN DEFINITIONS

     For purposes of this Agreement:

     1.1 "Agency Account" shall mean the segregated account held in Manager's
          --------------
name (with reference to Owner's name) at the depository designated by Owner pursuant to Section 2.2(t).

     1.2 "Agreement" shall mean this Management Agreement.
          ---------

     1.3 "Available Space" shall mean the portions of the Project available for
          ---------------
rent.

     1.4 "Budget" shall mean the estimated operating budget established pursuant
          ------
to Section 4.1.

     1.5 "Employees" shall mean additional personnel (other than Management
          ---------
Personnel) hired by Manager pursuant to Section 2.2(b).

     1.6 "Gross Revenues" shall mean the amount of all receipts attributable
          --------------
to operation of the Project, including rents and proceeds from sale of products and services, and income of every kind and nature related to the Project; provided, however, that Gross Revenues shall not include any sales taxes or other gross receipts taxes collected for transmittal to the appropriate taxing authority.

     1.7 "Management Fee" shall mean four and a half percent (4.5%) of the Gross Revenues of the Project.

     1.8 "Management Personnel" shall mean the on-site personnel hired by the
          --------------------
Manager pursuant to Section 2.2(a).

     1.9 "Project" shall mean the residential real property legally described on
          -------
Exhibit "A" attached hereto.

     1.10 "Term" shall mean the Initial Term as define in Schedule 1.10 attached
           ----
hereto, unless terminated sooner as herein provided, and as may be extended by the Renewal Term as provided in Schedule 1.10.

                                   ARTICLE II
                             ENGAGEMENT AND SERVICES

         2.1 Appointment and Term. Owner hereby retains and appoints manager,
             --------------------
 and Manager hereby accepts such appointment, for the purposes and on the terms and conditions set forth in this Agreement for the Term of this agreement.

         2.2 Manager's Obligations. During the Term, Manager shall have the
             ---------------------
authority and responsibility for the general management and operation of the Project in accordance with the general business plan developed by the owner and communicated to the Manager, as the same may be modified by owner from time to time (with reasonable notice to Manager), including without limitation the hiring and discharging of all employees, normal purchasing, general pricing and administrative policies, budgeting, accounting procedures, advertising and promotion and other operational matters. Specifically, Manager, for and on behalf of owner, and at the sole cost and expense of Owner, as set forth herein, shall undertake the duties and perform the following services subject to the following conditions:

          (a) Management Personnel. Manager shall hire the Management
              --------------------
Personnel in the name of Owner for the efficient discharge of Manager's duties hereunder. Manager agrees to hire as Management Personnel those people with such qualifications and experience as are necessary to perform Manager's obligations hereunder. Compensation of such Management Personnel shall be the responsibility of Owner. owner agrees that the foregoing Management Personnel may be assigned to the Project on less than a full-time basis and may engage in activities in connection with any other projects managed or undertaken by Manager at any time during the Term. In the event that such management Personnel devote their time and energies to other projects managed or undertaken by Manager at any one time during the Term, such services shall not be as Owner's employees and the cost of such Management Personnel shall be allocated among those other projects for which such services are utilized.

          (b) Employees. manager shall investigate, hire, pay, promote,
              ---------
supervise and discharge (as necessary), on behalf of owner, such Employees as may be necessary in order to properly maintain and operate the Project and to perform its duties hereunder. Manager will negotiate with any labor union lawfully entitled to represent all or any group of such Employees, provided, however, that Owner shall have the right to approve any collective bargaining agreements or labor contracts resulting therefrom, which consent shall not be unreasonably withheld, and owner, as employer of such Employees, shall execute any such agreement or contract with respect to such Employees. Such Employees shall be Employees of owner, not of Manager, and all salaries, wages and other compensation of Employees shall be paid out of the Agency account. Manager shall routinely inform owner, but shall not be required to obtain owner's prior consent, with respect to all terminations, reassignment, promotions and demotions of Employees.

          (c) Custodial, Repair, Maintenance Replacement and Security
              -------------------------------------------------------
Services. Manager shall provide for the performance of daily or routine
--------
maintenance, repair, replacement, custodial and security-related tasks in the Project. The services contemplated by this Section shall include all those daily or routine maintenance, repair, custodial and security-related tasks which must be performed for the orderly operation of the Project in a first-class manner and shall also include the services and tasks set forth in Sections 2.2(d) through (q) hereof.

          (d) Pest Control. Manager shall provide pest control services, as
              ------------
needed, in and to the Project.

          (e) Plans; Landscaping.  Manager shall provide for the acquisition,
              ------------------
maintenance and replacement of interior and exterior plants or landscaping for the Project.

          (f)  Glass.  Manager shall provide cleaning, repair and replacement
               -----
services for glass located in the Project.

          (h) Trash Removal. Manager shall provide, as and when needed,
              -------------
for trash removal services and for maintenance, repair or replacement of trash compactors and trash chutes, to the extent the same actually exist, in the Project.

          (h) Directory Changes.  It is anticipated that one or more
              -----------------
directories will be located in the Project for the purpose of identifying current tenants. Manager shall operate, amend, repair and replace these directories as and when necessary.

          (I) Facade maintenance. Manager shall be responsible for
              ------------------
cleaning, maintaining and repairing all portions of the exterior facade of the Project and, where applicable, in accordance with the specifications promulgated by the Department of the Interior for certified historic structures.

          (j) Parking Area.  Manager shall be responsible for the operation,
              ------------
maintenance (including sweeping and striping), and the repair of the parking lot, if any, located in the Project.

          (k) Promotional Activities. Manager shall be responsible for
              ----------------------
conducting promotional activities on behalf of the Project. Promotional activities contemplated by this Section include media advertising and related marketing efforts, together with occasional on-site seasonal or promotional decorations.

          (l) Snow Removal.  Manager shall be responsible for the provision
              ------------
of snow removal services, as and when necessary, throughout the Project.

          (m) Utilities. Manager shall be responsible for the delivery
              ---------
of electrical, water, sewer, energy and related utility service through the Project.

          (n) Fire Protection.  Manager shall be responsible for the
              ---------------
operation, maintenance and repair of the fire protection system, if any, serving the Project.

          (o) Assessments; Charges. Manager shall issue monthly billing
              --------------------
to all tenants of the Project for rents and other charges required by owner; endeavor to collect all such charges required by and on behalf of owner and deposit promptly all funds collected into the Agency Account as set forth in
Section 2.2(t) hereof; periodically notify owner of any and all defaults in payment, institute upon the reasonable request of Owner and in the name of Owner, any and all legal actions or proceedings reasonable to necessary to collect such assessments and charges; and, at the direction of Owner, exercise any and all remedies available to Owner to enforce such payment.

          (p) Compliance with Official Orders. Manager shall take such
              -------------------------------
action as may be necessary to comply promptly with any and all orders or requirements of which Manager has been notified affecting the Project placed thereon by any federal, state, regional, county, or municipal authority having jurisdiction thereof, and said orders of the Board of Fire Underwriters or other similar bodies subject to the same limitation contained in Section 2.2(r) hereof in connection with the making of repairs and alterations. Manager, however, shall not take any action under this Section so long as Manager has been informed that Owner is contesting, or has affirmed its intention to consent any such order or requirement. Manager shall, as is reasonably practicable, notify Owner of all such orders and notices of requirement, and of any other notices, summons, or similar documents alleging liability or responsibility of Owner. Notwithstanding anything apparently to the contrary contained in the foregoing, Manager shall have no responsibility for compliance of the affairs of Owner, the Project or any of its equipment, with the requirements of any ordinances, laws, rules, or regulations (including those related to the disposal of solid, liquid and gaseous wastes) of any local, county, state, or federal body, or any public authority or official thereof having jurisdiction over it, except to the extent Manager receives written notice thereof, and is able to remedy such violations in accordance with the terms hereof. Owner represents that to the best of its knowledge, the Project complies with all such requirements, authorizes Manager to disclose the ownership of the Project to any such officials and agrees to indemnify and hold harmless Manager, its officers, directors, representatives, servants and employees, of and from all loss, cost, expense, damage and liability whatsoever which may be imposed on them or any of them by reason of any present or future violation or alleged violation of such laws, ordinances, rules or regulations.

          (q)  Leasing and Licensing.
               ---------------------

                           (1) Manager shall endeavor to lease and otherwise
               rent all Available space in accordance with the following provisions:

                                 (A) Manager shall show Available space to
               prospective tenants;

                                 (B) Manager shall engage in such publicity
               and advertising, at Owner's cost and expense, as the Manager may reasonably deem prudent in connection with leasing Available Space;

                                 (C) Manager shall negotiate all leases and
               related documents with respect to the Available Space;

                                 (D) Manager shall maintain records of
               leasing activities and provide such periodic reports relating thereto as may be reasonably required by owner, public agencies or Owner's lenders;

                                 (E) Compensation and expenses of any
               Employees retained in connection with the duties set forth in this Section shall be paid out of the Agency
               Accounts: and

                                 (F) At Owner's request, and provided that
               Manager is not obligated to expend additional time or effort in the fulfillment of its obligations hereunder, Manager shall use all reasonable efforts to lease the Available Space to such persons who are eligible to occupy Available Space in accordance with the provisions of Section 42 of the Internal Revenue Code and the regulations promulgated thereunder.

          (2) Manager shall obtain and grant such concessions end privileges in connection with the Available Space, including but not limited to an independent health care service organization, and other concessions as Manager may deem reasonably necessary or desirable in connection with the operation of the Project.

          (3) All income, rent, or similar charges collected by Manager from the leasing of Available Space or otherwise attributable to the Project whether or not collected by Manager shall be held and maintained by Manager in the Agency Account.

          (r) Limitation on Expenses. For any one item of repair or
              ----------------------
replacement which is not delineated in the Budget, the expense incurred shall not exceed the sum of Five Thousand and No/100 Dollars ($5,000.00) unless specifically authorized by owner in writing, excepting, however, that emergency repairs, involving manifest danger to life or property, or immediately necessary for the preservation and safety of the Project, or for the safety of the occupants, tenants, guests, invitees or licensees, or required to avoid the suspension of any necessary service to the Project, may be made by Manager irrespective of the cost limitation imposed by this Section, with the understanding that Manager will, if at all possible, confer immediately with owner regarding such emergency promptly following the occurrence.

          (s) Contracts with Affiliates. Manager may contract with its
              -------------------------
affiliates with respect to the provision of supplies, material or labor to or for the benefit of the Project, provided that terms or such arrangements shall be on the same or similar terms as would such an arrangement be if negotiated and consummated on an arms'- length basis with an independent third part.

          (t) Funds, Payments.
              ---------------

          (I) Manager shall deposit in the Agency Account, as agent for Owner, all amounts of assessments and other charges received as set forth in
Section 2.2(o) hereof, all other monies received by owner or its agents with respect to the Project furnished by owner or received by Manager for and on behalf of Owner, all proceeds from insurance policies, and all condemnation awards or proceeds from the sale in lieu thereof, and shall disburse and pay the same on behalf of and in the name of owner in such amounts and at such times as the same are required to be made in connection with the maintenance and operation of the Project as set forth herein for the follow items:

                           (A) All taxes, assessments and charges of every kind,
                  nature and description, including real estate taxes and special assessments, of which Manager has received written notice, levied or assessed against the Project at least five
                  (5) days before the same become delinquent, unless payment thereof is being contested by Owner at no cost and expense to Manager, and Owner has, by notice hereunder, advised manager not less than ten (10) days prior to the date on which such taxes, assessments or charges are payable of such contest and has directed Manager not to make such contested payments; and

                           (B) All of the following costs and expenses of maintaining and operating the Project authorized under the terms of this Agreement

                           (1) the salaries, wages, other compensation
                  including, without limitation, withholding taxes, FICA, unemployment insurance premiums, worker's compensation premiums, pension fund contributions and other fringe benefits and related expenses of the Management Personnel and Employees and all other operating and service personnel of the Project;

                           (2) the costs and expenses of utilities, services
                  and concessions of the Project;

                           (3) the cost of all purchases of materials and
                  supplies incurred in the day-to-day operation of the Project;

                           (4) subject to the provisions set forth herein,
                  the costs and expenses for the repairs, maintenance and alterations to the Project set forth herein;

                           (5) the costs of any reasonable auditing or other
                  account services, legal, and other professional services utilized by Manager in accordance with the provisions hereof;

                           (6) out-of-pocket expenses incurred by Manager, the
                  Management Personnel, or Employees for or in connection with the Project, including reasonable and prudent travel and lodging expenses incurred in connection with other than ordinary management of the Project;

                           (7) the cost of all activities undertaken with
                  respect to billing and collection set forth in Section 2.2(o) hereof;

                           (8) the cost of insurance maintained pursuant to
                  this Agreement;

                           (9) Manager's compensation under Article V hereof
                  and all other payments due Manager under the terms of this Agreement; and

                           (10) the cost of leasing activities undertaken
                  pursuant to Section 2.2(q) hereof.

                  (ii) All activities undertaken by Manager in the performance of the obligations undertaken by it under this Agreement, and all expenses incurred as provided in its Agreement, are and shall be for and on behalf of Owner and such expense and costs shall ultimately be chargeable to Owner, except as specifically set forth otherwise herein. manager shall not be obliged to advance any of its own funds to or for the account of Owner, nor to incur any liability (except as specifically set forth herein), unless owner shall have furnished Manager with funds necessary to discharge the same. Nevertheless, if Manager at any time advances any funds for the maintenance or operation of the Project, Owner shall immediately reimburse Manager for such funds upon demand. Manager shall not commingle any funds in the' Agency Account with other funds collected and deposited by Manager which are not related to this Agreement or to the Project.

                  (iii) Notwithstanding anything contained herein which may be deemed to the contrary, it is understood that no salaries or other expenses of employees or officers of Manager shall be paid by Owner for the ordinary operation of the Project and ordinary management services, unless such employees or officers are actually in an employee status with Owner or perform, with the permission of Owner (which permission will not be unreasonably withheld) extraordinary services in the operation and/or management of the Project.

                  (u) Cooperation by Owner. It is the intent of the parties that the project be operated as set forth herein and owner hereby agrees to cooperate fully with Manager to that end and to do all acts necessary for the performance of this Agreement. Owner, subject to the terms hereof, hereby warrants to Manager uninterrupted control and operation of the Project for the period specified in this Agreement and that it will not interfere or involve itself in any way with the day to day operations of the Project except as specifically set forth herein.

                                   ARTICLE III
                                    INSURANCE

         3.1 Required Insurance.  During the Term, Owner shall, at its sole cost
             ------------------
and expense, take out and maintain in full force and effect the following insurance:

                  (a) Insurance against loss or damage by fire, wind, hail, lightning and other perils insurable under the form of extended coverage insurance available in the area where the Project is located, on the building and contents in amounts as reasonably determined by Owner which are sufficient to prevent any applicable co-insurance provision from becoming effective. For this purpose "buildings and contents" shall include all buildings and improvements constituting all or any portion of the Project. There shall be included in such extended coverage policy riders for loss or damage resulting from explosion of boilers, heating apparatus or other apparatus containing fluids under pressure, in amounts reasonably determined by Owner.

                  (b) Comprehensive public liability, including automobile and property damage, against loss or liability for damages for personal injury, death or property damage arising out of or in connection with the operation and management of the Project (including without limitation liability for assault, battery, false arrest, false imprisonment, malicious prosecution, libel, slander, defamation, violation of right of privacy, and wrongful entry or eviction) with minimum liability limits of $2,500,000.00 combined single limit for personal injury, death or property damage in any one occurrence.

                  (c) Standard products liability insurance with minimum liability limits equivalent to the limits set forth in Section 3.2(b) hereof insuring owner and Manager.

                  (d) Such worker's compensation and other similar insurance as may be required by law.

                  (f) Any other insurance reasonably requested by Manager.

          3.2  Nature of Policies.  All liability insurance policies required
               ------------------
under the provisions of this Article shall, to the fullest extent possible:

                  (a) be carried in the name of Owner, endorsed to provide Manager as an additional insured and, with respect to the insurance set forth in
Section 3.1(a), have an endorsement attached thereto that such policy shall not be cancelled or materially altered or amended without at least thirty (30) days, prior written notice to owner and Manager; and

                  (b) include an endorsement to the effect that no act or omission by Owner or Manager shall affect the obligation of the insurer to pay the full amount of any loss sustained, or defend the insured as required by the policy provisions.

         Upon request by Manager, Owner shall furnish to Manager such evidence of such insurance coverage as Manager may request from time to time, and if necessary to comply with the Article III, will obtain such insurance as is necessary on behalf of the owner.

                                   ARTICLE IV
                                     BUDGET

         4.1 Preparation of Budget. Manager shall prepare and submit to owner
             ---------------------
for Owner's records, as soon as practical after the date hereof, and, to the extent practical, at least sixty (60) days prior to the commencement of each calendar year during the Term of this Agreement, the Budget for the ensuing calendar year setting forth Manager's estimates of (a) operating revenue, (b) operating expenses, including the costs for repairs and maintenance, (c) expenditures for capital improvements, including alterations, improvements, additions and replacements to the Project for which manager is responsible hereunder, and (d) expenditures for separate advertising, promotion and personnel training programs to be undertaken with respect to the Project. It is expressly understood and agreed that the Budget shall be prepared and submitted only for the purposes of information and for comparison with performance from time to time and Owner shall have no right to change any such Budget nor shall any failure by Manager to perform in accordance with any such Budget constitute any default under this Agreement.

         4.2 Book; Reports. Manager shall maintain for an on behalf of Owner,
             -------------
complete and accurate books and accounts and such ancillary records of all material transactions relating to the Project, and its supervision, management and operating, shall make such records available at reasonable times for inspection by Owner and shall duplicate and remit copies thereto to Owner upon Owner's request at Owner's expense. Such books and records shall be maintained in accordance with generally accepted accounting principles applied on a consistent basis. From such books, accounts and records, manager shall prepare and deliver or cause to be delivered to Owner the following financial statements, at the times indicated below:

                  (a) Within forty-five (45) days after the end of each calendar year during the Term hereof, a statement of financial condition and the results of operation of the project, including support schedules of income and expense for each operational area for the calendar year ending immediately preceding the period when such financial statements are due. The cost of preparing such statement shall be paid out of the Agency Account.

                  (b) Manager shall provide Owner on or before the 15th day of each an operating statement for the Project for the preceding month which statement shall also contain a year to date statement of Project operations.

                  (c) Manager shall also provide to Owner such additional reports, records and documents relating to the Project as Owner may reasonably request from time to time, and shall comply with such reasonable instructions as may be given to it by owner from time to time concerning the specific form or content of all such reports, records or documents.

         4.3 Fiscal Year.  The fiscal year of the Project shall correspond to
             -----------
the calendar year.

         4.4 Right to Audit. Owner may require that the reports to be completed
             --------------
pursuant to Section 4.2 hereof be audited annually. The cost and expense of conducting such audit shall be paid by Owner out of its own funds and not out of the Agency Account. If Owner shall request an audit other than the aforementioned annual audit, Owner shall pay for such audit out of its own funds, and not out of the Agency Account, if such audit does not reflect more than a three percent (3%) differential. If the differential exceeds three percent (3%), Manager shall pay for the costs of such audit.

                                    ARTICLE V
                                  COMPENSATION

         5.1 Management Fee. During the term of this Agreement, Owner
             --------------
shall pay Manager as compensation for its services hereunder the monthly Management Fee described in Section 1.7. If the Term of this Agreement expires or is otherwise terminated, as herein provided, within a calendar month, the Management Fee shall be payable for such fractional part of a calendar month. The Management Fee accruing for a calendar month shall be due and payable on the fifteenth (15th) day of the calendar month immediately following and any payment not actually received by Manager on or before such date shall be deemed overdue. If any payment is overdue, owner shall pay to Manager, upon demand, the interest on such overdue amount from the date due until paid, at the rate of interest equal to the prime rate announced from time to time by the Bank of America as its "prime rate" (adjusted daily) plus two (2) percentage points; provided, however, that if such rate exceeds the rate permitted by applicable law, then interest shall be assessed at the maximum rate permitted by law. The foregoing shall be in additional to any other remedies Manager may have under the terms of this Agreement or in law or in equity.

                                   ARTICLE VI
                                   TERMINATION

         6.1 Method of Termination. In addition to the expiration of the Term,
             ---------------------
this Agreement may be terminated upon the occurrence of any event which, under Sections 6.2 or 6.3 hereof, are considered to be Terminating Events. Such termination shall be accomplished by giving written notice to the other party of intent to terminate, setting forth reasons for termination, and stating that this Agreement shall be deemed terminated thirty (30) days after the giving of such notice unless the conditions leading to termination, if remediable, are remedied. If the party receiving such notice does not remedy such conditions within thirty (30) days from the giving of such notice, this Agreement shall terminate at the expiration of such thirty (30) days.

         6.2 Termination by owner.  Owner may terminate this Agreement upon
             --------------------
occurrence of any of the following events ("Terminating Events"):

                  (A) Failure of Manager to keep, observe or perform any material covenant, agreement, term or provision of this Agreement; and (I) such default shall continue for a period of thirty (30) days after written notice of such default is given to Manager by Owner and (ii) such failure has a material adverse effect in the operation of the Project or the results thereof, unless such default is reasonably susceptible of cure and curative steps are commenced within thirty (30) days of the date of giving of such notice and thereafter diligently pursued to completion.

                  (B) Application by Manager for or consent to the appointment of a receiver, trustee, or liquidator for all or a substantial part of Manager's assets, the filing of a voluntary petition in bankruptcy by Manager, the admission in writing by Manager of its inability to pay its debts as they become due, the making by Manager of a general assignment for the benefit of creditors, the filing by Manager of a petition or answer seeking a reorganization, composition or arrangement under any bankruptcy or insolvency laws, or the final adjudication by any court of Manager as a bankrupt or insolvent.

                  (C) Failure by Manager to comply in any material respect with any court order or government law, code, order, ruling or regulation with respect to the Project, to the extent required by the provisions of Section 2.2(p) hereof and (I) such default shall continue for a period of thirty (30) days after written notice of such default is given to Manager by Owner; and (ii) such failure has a material adverse effect on the operation of the Project or the results thereof; or

                  (D) Fraud, theft, or similar intentional criminal violations on the part of Manager with respect to the Project.

         6.3 Termination by Manager.  Manager shall be entitled to terminate
             ----------------------
this Agreement upon occurrence by any of the following events ("TERMINATING EVENTS"):

                  (A) Failure of Owner to keep, observe or perform any covenant, agreement, term or provision of this Agreement and such default shall continue for a period of thirty (30) days after written notice of such default is given to Owner by Manager;

                  (B) Condemnation, damage or destruction of a portion of the Project which interferes with the regular and customary operation of the Project, unless Owner shall diligently undertake the repair, restoration, rebuilding or replacement of such damage or destruction (or such injury caused by such condemnation) within ninety (90) days after such condemnation, damage or destruction, or failure of the Owner to diligently complete such restoration or repair;

                  (C) Application by Owner for or consent to the appointment of a receiver, trustee, or liquidator of all or substantially all of its assets, filing by owner of, an involuntary petition in bankruptcy, admission by owner in writing of its inability to pay its debts as they become due, the making by owner of a general assignment for the benefit of creditors, the filing by owner of a petition or answer seeking reorganization, composition or arrangement under any bankruptcy or insolvency laws, or the final adjudication by any court of Manager as a bankrupt or insolvent.

                  (D) Failure by Manager to comply in any material respect with any court order or government law, code, order, ruling or regulation with respect to the Project, to the extent required by the provisions of Section 2.2(p) hereof and (I) such default shall continue for a period of ninety (90) days after written notice of such default is given to Manager by Owner; and (ii) such failure has a material adverse effect on the operation of the Project or the results thereof; or

                  (E) Fraud, theft, or similar intentional criminal violations on the part of Manager with respect to the project.

         6.4 Manager's Duties on Termination. Within sixty (60) days following
             -------------------------------
termination of this Agreement or expiration of the Term, Manager shall turn over to Owner all records, documents or other instruments, and any and all files and pages in the possession of Manager pertaining to the Manager's performance under this Agreement. The provisions of this Section shall survive expiration of the Term of this Agreement or the termination hereof.

         6.5 Owner's Duties on Termination. Upon the expiration of the Term of
             -----------------------------
this Agreement or the earlier termination, as herein provided, all rights granted hereunder to owner shall forthwith terminate and owner shall promptly pay all sums owing to Manager. In the event Owner terminates this Agreement at any time that is not entitled to do so under Section 6.2 hereof, Owner shall pay as Liquidated Damages to Manager the amount set forth on Schedule 6.5 attached hereto (the "LIQUIDATED DAMAGES AMOUNT"). Owner or Manager agree that in such event Manager will suffer damages in an amount that would be impracticable or extremely difficult to ascertain. In addition, owner wishes to have a limitation placed upon the potential liability for wrongful termination of this Agreement and, after due negotiation, Owner and Manager agree that Liquidated Damages Amount represents a reasonable estimate of the damages that Manager would sustain in the event of such occurrence and that such amount shall not be deemed to be a penalty or forfeiture. In the event of termination by Manager for any default of Owner, Manager shall be entitled, without limitation, to all damages, costs, and expenses, including reasonable attorney's fees, incurred by Manager as a result of the default. Owner shall also pay to Manager all damages, costs and expenses, including reasonable attorney's fees, incurred by Manager subsequent to the termination or expiration of this Agreement in obtaining injunctive or other relief in the enforcement of any provisions of this Section.

                                   ARTICLE VII
                                     NOTICES

         7.1 Notices. Except as otherwise explicitly provided in this Agreement,
             -------
all notices, demands, requests, consents, approvals and other communications ("Notices") required or permitted to be given hereunder, or which are to be given with respect to this Agreement, shall be in writing and shall be sent by registered or certified mail, postage prepaid, return receipt requested and addressed to the party to be so notified, or shall be delivered to the address of such party in any other manner which results in obtaining a written receipt for such notice from a responsible person at such address.

         7.2 Manager's Address.  The address to be used for Notices to be given
             -----------------
to Manager shall be as follows:

                           Evergreen Management, Inc.
                           2614 Telegraph Avenue
                           Berkeley, California 94704

         7.3  Owner's Address.  The address to be used for Notices to be given
              ---------------
to Owner shall be as follows:

                           Agemark Corporation
                           2614 Telegraph Avenue
                           Berkeley, CA 94704

         7.4 Change of Address. Either party may specify additional or
             -----------------
substitute addresses to be used for Notices by giving written notice to the other party of such additional or substitute addresses.

                                  ARTICLE VIII
                                     GENERAL

         8.1 Nature of Relationship. Manager is being hired hereunder as an
             ----------------------
independent contractor, and nothing contained in this Agreement or elsewhere shall give rise to nor shall be construed to create any partnership, joint venture, lease or relationship of employer-employee between Owner, its successors and assigns on the one hand, and manager, its successors and assigns on the other hand. Neither Owner nor Manager shall be deemed the agent of the other, except to the extent Manager is given authority to so act pursuant to the terms of this Agreement.

         8.2 Modification and Amendments. This Agreement shall not be altered or
             ---------------------------
amended except in writing, signed by the party sought to be charged with such alteration or amendment, or its authorized agent.

         8.3 Waivers. No party shall be deemed to have waived any rights
             -------
provided to such party under this Agreement without a written statement by such party indicating that such party was aware of such rights and intended to waive such rights. No waiver of any right by a party or failure to exercise any right of a party with respect to any occurrence or event shall be deemed a waiver of such party's rights with respect to any other occurrence or event shall be deemed a waiver of such party's rights with respect to any other occurrence or event with respect to a later happening of the same occurrence or event.

         8.4 Complete Agreement. This Agreement constitutes and embodies the
             ------------------
full and complete understanding of the parties hereto with respect to the management of the Project, and supersedes all prior understandings whether oral or written.

         8.5 Headings. The Article and Section headings used herein are for
             --------
convenience and reference only and are not intended to define, limit or describe the scope or intent of any provisions of this Agreement.

         8.6 Governing Law. The law of the state in which the Project is
             -------------
situated shall govern the validity, interpretation and enforcement of this Agreement, and any action brought with respect to this Agreement, and any action brought with in such state. Owner hereby consents to jurisdiction under the courts of such state.

         8.7  Cross Indemnity by Manager and Owner.
              ------------------------------------

                  (a) Manager hereby indemnifies owner and shall defend and hold Owner, its partners, and their respective officers and directors harmless, from and against any and all claims, demands, liability, damages, actions, causes of action, loss, cost or expense, including, without limitation, reasonable attorneys' fees and expenses (collectively, "LIABILITIES"), which are the direct result of any willful acts or gross negligence of Manager to the extent any such Liabilities are not covered by Owner's indemnification of Manager pursuant to
Section 8.7(b) hereof and to the extent any such Liabilities are not covered by the insurance required to be maintained by owner in accordance with Article III hereof. Manager shall have no responsibility for, and shall not indemnify Owner against the negligence or any actions of any employee or representative of Owner nor shall Manager be liable or responsible for, or indemnify owner against, any acts, negligence, bankruptcy or failure of any banking institution designated by Owner pursuant to Section 2.2(t) hereof. Owner shall have no recourse against Manager for monetary damages except as expressly provided in this Section 8.7(a).

                  (b) Owner shall hold and save Manager, and the partners, shareholders, officers, directors, agent, representatives, and employees of Manager, free and harmless from (I) any Liabilities arising out of or in any way connected with this Agreement or the Project; (ii) from any liability of injury to persons or damage to property arising out of performance of this Agreement by manager, its agents, employees or independent contractors; and (iii) from any liability arising out of Owner's negligence or gross misconduct, except to the extent such Liabilities are within the scope of Manager's indemnity set forth in
Section 8.7(a) hereof.

         8.8 Survival of Remedies. The indemnification provisions of Section 8.7
             --------------------
hereof, as well as the provisions of Section 6.4 and 6.5 hereof, shall survive the termination of this Agreement.

         8.9 Assignment. Neither Owner nor Manager may assign any of their
             ----------
respective interests, rights, duties or obligations under this Agreement without the prior express written consent of the other, which consent will not be unreasonably withheld.

            IN WITNESS WHEREOF, the parties hereto have hereunto set their respective hands as of the date first written above

                                        OWNER:

                                        AGEMARK CORPORATION
                                        A Nevada Corporation

                                        By:      ____________________
                                                 Its: ______________

                                        MANAGER

                                        EVERGREEN MANAGEMENT, INC.
                                        a Delaware Corporation


                                        By:      ____________________
                                                 Its: ______________

                                   EXHIBIT "A"
                                   -----------

                                LEGAL DESCRIPTION

                                  SCHEDULE 1.10
                                  -------------

                                      TERM

     1. Initial Term. The initial term of this Agreement ("Initial Term") shall
        ------------
be a three (3) year period commencing ____________, 1998.

     2. Renewal Term. Manager shall have an option to extend this Agreement for
        ------------
an additional three (3) year period (the "Renewal Term") commencing at the expiration of the Initial Term. Manager may exercise the option to extend this Agreement for the Renewal Term by delivering the owner written notice of such election at any time on or before the date ninety (90) days prior to the expiration of the Initial Term.

                                  SCHEDULE 6.5
                                  ------------

                            LIQUIDATED DAMAGES AMOUNT

     A sum equal to three times the average of the previous six months management fees calculated form the date of notification of termination.